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                                                                    EXHIBIT 21.1

                              UNIPHASE CORPORATION
                                  SUBSIDIARIES
                                (ALL 100% OWNED)

Uniphase Ltd.
  (Incorporated in the United Kingdom)

Uniphase GmbH
  (Incorporated in Germany)

I.E. Optomech Ltd.
  (Incorporated in the United Kingdom)

Uniphase Telecommunications Products, Inc.
  (Incorporated in Delaware)

Uniphase International (Barbados) Limited
  (Incorporated in Barbados)

Uniphase International Limited
  (Incorporated in Bermuda)

UTP Fibreoptics Limited
  (Incorporated in the United Kingdom)